UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report August 29, 2008

ECO2 PLASTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

033-31067
(Commission File Number)

311705310
(IRS Employer Identification No.)

680 Second Street, Suite 200
San Francisco, CA 94107

(415) 829-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Definitive Schedule 14C filed by ECO2 Plastics, Inc. (the “Company”) on August 1, 2008 (File No. 033-31067), whereby, the Company amended and restated its Certificate of Incorporation with the State of Delaware (the “Amendment”).

The Amendment allowed the Company to to change the number of authorized shares to Two Billion Two Hundred Million (2,200,000,000) shares of all classes of capital stock (the “Authorized Amount”).  Of the Authorized Amount, One Billion Five Hundred Million (1,500,000,000) shares shall be classified as common stock and Seven Hundred Million Shares (700,000,000) shares shall be classified as preferred stock.

On August 8, 2008, the Company received notice from the state of Delaware confirming the of the Amendment.

Item 9.01                      Financial Statements and Exhibits

Please see the Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 ECO2 Plastics, Inc.

Date: August 29, 2008

 /s/ Rodney S. Rougelot
By: Rodney S. Rougelot
Its: Director and Chief Executive Officer

EXHIBIT INDEX

Exhibit                                            Description
3.1(i)                                First Amended and Restated Certificate of Incorporation